                                  EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                             ANY AND ALL OUTSTANDING
                            8.25% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                       OF
                         BANCORP HAWAII CAPITAL TRUST I
                      FULLY AND UNCONDITIONALLY GUARANTEED
                             BY BANCORP HAWAII, INC.

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) 8.25% Capital Securities due December 15, 2026 (the "Old Capital Securities") are not immediately available,
(ii) Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Capital Securities" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Capital Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Capital Securities (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M. New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                  The Exchange Agent For The Exchange Offer Is:
                              The Bank Of New York


By Registered or Certified Mail                Facsimile Transmissions:             By Hand Or Overnight Delivery
                                              (Eligible Institutions Only)
The Bank of New York                                (212) 571-3080                       The Bank of New York
101 Barclay Street, 7E                                                                    101 Barclay Street
New York, New York 10286                        Confirm By Telephone:              Corporate Trust Services Window
Attn:  Reorganization Section                       (212) 815-2791                           Ground Level
Jodi Mancato                                                                           New York, New York 10286
                                                For Information Call:               Attn: Reorganization Section,
                                                    (212) 815-2791                           Jodi Mancato


         Delivery of this Notice Of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


Ladies and Gentlemen:

The undersigned hereby tenders to Bancorp Hawaii, Inc., a Hawaii Corporation (the "Corporation") and to Bancorp Hawaii Capital Trust I, a Delaware business trust (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated April , 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Capital Securities."

Aggregate Liquidation Amount                 Name(s) of Registered Holder(s)
Amount Tendered: $_______________________*   _______________________________
                                             _______________________________
Certificate No(s)
(if available):__________________________
_________________________________________

(Total Liquidation Amount Represented by
Old Capital Securities Certificate(s):
$________________________________________

If Old Capital Securities will be tendered by book-entry transfer, provide the following information:


DTC Account Number:______________________

Date:____________________________________




* Must be in denominations of a Liquidation Amount of $1,000 and any integral multiple thereof, and not less than $100,000 aggregate Liquidation Amount.

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs personal representatives, successors and assigns of the undersigned.


                                PLEASE SIGN HERE

X____________________                                _____________________

X____________________                                _____________________
Signature(s) of Owner(s)                             Date
or Authorized Signatory

Area Code and Telephone Number:________________________

         Must be signed by the holder(s) of the Old Capital Securities as their name(s) appear(s) on certificates for Old Capital Securities or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      Please print name(s) and address(es)


Name(s):________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Capacity:_______________________________________________________________________
Address(es):____________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


___________________________________     ________________________________________
        Name of Firm                             Authorized Signature


___________________________________     ________________________________________
          Address                                        Title


___________________________________     ________________________________________
         Zip Code                                (Please Type or Print)

Area Code and Telephone No.________     Dated:__________________________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD CAPITAL SECURITIES WITH THIS FORM. CERTIFICATES FOR OLD CAPITAL SECURITIES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.